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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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TRANSGENOMIC, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANSGENOMIC, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 23, 2001

    The Annual Meeting of Stockholders of Transgenomic, Inc. (the "Company") will be held at the Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California on Wednesday, May 23, 2001, at 1:00 P.M. Pacific Daylight Time, for the following purposes:

  (1)
  To elect two Class I directors.

  (2)
  To ratify the appointment of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending December 31, 2001.

  (3)
  To approve the adoption of the Third Amended and Restated 1997 Stock Option Plan.

  (4)
  To approve the adoption of the Transgenomic, Inc. 2001 Employee Stock Purchase Plan.

  (5)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

    Please read the enclosed Proxy Statement for important information about the Annual Meeting.

    Only stockholders of record at the close of business on March 26, 2001, are entitled to notice of, and to vote at, the Annual Meeting.

    Please sign and return the enclosed proxy card using the envelope provided. You can revoke your proxy at any time. If you attend the Annual Meeting in person you may withdraw your proxy and vote in person.

By Order of the Board of Directors

Mitchell L. Murphy, Secretary

Omaha, Nebraska
April 12, 2001

IMPORTANT: IT IS IMPORTANT THAT WE RECEIVE YOUR PROXY TO ENSURE A QUORUM AT THE ANNUAL MEETING. BY PROMPTLY RETURNING YOUR PROXY CARD TO US, YOU WILL SAVE THE COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION.

Transgenomic, Inc.
12325 Emmet Street
Omaha, Nebraska 68164

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
of
TRANSGENOMIC, INC.

    We are sending this Proxy Statement to you in connection with our request for your proxy to use at the Annual Meeting of Stockholders of Transgenomic, Inc. (the "Company") to be held on May 23, 2001. Only those owners of our common stock of record at the close of business on March 26, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. This Proxy Statement, along with the Notice of the Annual Meeting, the Annual Report to Stockholders and a proxy card are being first mailed to stockholders on or about April 12, 2001.

    Your proxy is being solicited by the Board of Directors of the Company and will give them the power to vote on your behalf at the Annual Meeting. All shares of the Company's common stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors in accordance with the directions given by those proxies. Where no instructions are indicated, the Board of Directors will vote "FOR" each of the proposals that will be considered at the Annual Meeting. In addition, the Board of Directors believes outstanding shares owned by executive officers and directors of the Company will be voted "FOR" each such proposal. Shares owned by these persons represent approximately 49% of the total shares outstanding as of the Record Date.

    You may revoke your proxy at any time before it is exercised by the Board of Directors at the Annual Meeting. If you decide to do this, you will need to give the Secretary of the Company written notice that you want to revoke the proxy or you can submit a new proxy to him. In addition, if you attend the Annual Meeting in person, you may withdraw your proxy and vote in person. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the Annual Meeting for purposes of establishing a quorum. This includes shares for which votes are withheld, abstentions are cast or there are broker nonvotes. The holders of at least a majority of our common stock issued and outstanding on the Record Date must be present at the Annual Meeting, either in person or by proxy, in order for there to be a quorum.

Voting Securities and Beneficial Ownership by Principal Stockholders and Our Directors and Officers

    On March 26, 2001, there were 21,232,958 issued and outstanding shares of our common stock. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

    This table shows the beneficial ownership of the our common stock by our directors, by those of our executive officers who are named in the Summary Compensation Table shown on page 7, by all of our current executive officers and directors as a group, and by each person we believe beneficially owns more than 5% of our outstanding common stock. Each stockholder named in this table has sole voting and investment power over the shares he beneficially owns, and all such shares are owned directly by the stockholder unless otherwise indicated. Stock ownership information of persons other than our executive officers and directors is based on Schedules 13D, 13F or 13G filed with the Securities and Exchange Commission. The information in this table is as of the Record Date.

Name	Number of Shares Beneficially Owned		Percent of Class
Directors and Executive Officers
Collin J. D'Silva, President and Chief Executive Officer, Director	4,906,154	(1)	23.1%
William P. Rasmussen, Former Chief Financial Officer	95,000	(2)	*
Douglas T. Gjerde, Chief Scientific Officer, Director	2,500,000	(3)	11.0
John E. Doyle, Executive Vice President of Emerging Markets	60,000	(4)	*
William Walker, Vice President of Intellectual Property	50,000	(5)	*
Kraig McKee, Former Vice President of United States Sales	500	(6)	*
Stephen F. Dwyer, Director	2,724,096	(7)	12.8
Jeffrey Sklar, M.D., Ph.D., Director	15,000	(8)	*
Gregory J. Duman, Executive Vice President and Chief Financial Officer, Director	28,400	(9)	*
Roland J. Santoni, Director	6,800(10)		*
Parag Saxena, Director	0		*
All executive officers and directors as a group (11 persons)	10,409,450		45.4
Other Shareholders
Arthur P. D'Silva	1,093,856(11)		5.2
INVESCO Private Capital, Inc.	2,292,426(12)		10.8

*
Represents less than 1% of the outstanding Common Stock of the Company.

(1)
Includes 1,400,000 shares owned by the Arthur P. D'Silva Trust, of which Collin J. D'Silva is the sole trustee and 484,616 shares owned by D'Silva, LLC, of which Mr. D'Silva is the managing member.

(2)
Consists of 40,000 shares owned by Mr. Rasmussen and vested options to purchase 20,000 shares at $5.00 per share, 25,000 shares at $13.00 per share and 10,000 shares at $6.375 per share. Mr. Rasmussen also holds unvested options to purchase an additional 10,000 shares at $5.00 per share and 25,000 shares at $13.00 per share.

(3)
Includes an option to purchase 1,500,000 shares at $5.00 per share.

(4)
Consists of vested options to purchase 60,000 shares at $5.00 per share. Mr. Doyle also holds unvested options to purchase an additional 15,000 shares at $5.00 per share and 25,000 shares at $6.375 per share.

(5)
Consists of vested options to purchase 50,000 shares at $5.00 per share. Mr. Walker also holds unvested options to purchase an additional 50,000 shares at $5.00 per share.

(6)
Consists of 500 shares owned by Mr. McKee.

(7)
Includes 500,000 shares owned by Nancy A. Dwyer, Mr. Dwyer's wife.

(8)
Consists of vested options to purchase 15,000 shares at $5.00 per share. Dr. Sklar holds unvested options to purchase an additional 3,000 shares at $5.00 per share. 6,000 shares at $13.00 per share and 3,000 shares at $6.375 per share.

(9)
Consists of 25,400 shares owned by Mr. Duman and vested options to purchase 3,000 shares at $10.00 per share. Mr. Duman also holds unvested options to purchase an additional 12,000 shares at $10.00 per share.

(10)
Consists of 1,800 shares owned by Mr. Santoni and vested options to purchase 5,500 shares at $10.00 per share. Mr. Santoni also holds unvested options to purchase an additional 12,000 shares at $10.00 per share.

(11)
Includes 800,000 shares owned by the Cecilia F. D'Silva Residuary Trust, of which Arthur P. D'Silva is co-trustee. Mr. D'Silva is the father of Collin J. D'Silva. Mr. D'Silva's address is 12325 Emmet Street, Omaha, Nebraska 68164.

(12)
These shares are held by entities affiliated with INVESCO Private Capital, Inc. which disclaims beneficial ownership of these shares. The address of INVESCO Private Capital, Inc. is 1166 Avenue of the Americas, New York, New York 10036.

ITEM 1: ELECTION OF DIRECTORS

Board of Directors and Committees

    Our entire Board of Directors consists of seven directors. The Board of Directors is divided into three classes with directors in each class serving for a term of three years. The terms of office of the current Class I, Class II and Class III directors will expire in 2001, 2002 and 2003, respectively.

    The Board of Directors has nominated Parag Saxena and Collin J. D'Silva as Class I directors to serve three-year terms expiring in 2004. Messrs. Saxena and D'Silva are both current members of the Board of Directors and each have expressed an intention to continue to serve on the Board of Directors, if they are elected. The Board of Directors knows of no reason why either Mr. Saxena or Mr. D'Silva might be unavailable to serve. There are no arrangements or understandings between either Mr. Saxena or Mr. D'Silva and any other person pursuant to which they were selected as nominees.

    The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote. This means that votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors. If either Mr. Saxena or Mr. D'Silva is unable to serve as a Class I director, the Board of Directors may nominate a substitute nominee. In that case, the Board of Directors will vote all valid proxies that voted in favor of Mr. Saxena or Mr. D'Silva, as the case may be, for the election of the substitute nominee.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. SAXENA AND MR. D'SILVA AS CLASS I DIRECTORS.

    The following table sets forth information about our directors, including the nominees who are to be voted on at the Annual Meeting. All directors have held the positions with the companies (or their predecessors) set forth under "Principal Occupation" for at least five years, unless otherwise indicated.

Name	Age	Principal Occupation	Director Since	Term To Expire
NOMINEES
Collin J. D'Silva	44	President and Chief Executive Officer of the Company	1997	2001
Parag Saxena	46	Chief Executive Officer of INVESCO Private Capital, Inc.	1999	2001
DIRECTORS CONTINUING IN OFFICE
Douglas T. Gjerde	48	Chief Scientific Officer of the Company	1997	2003
Stephen F. Dwyer	58	President and Chief Executive Officer of SD Acquisition Inc.(1)	1997	2002
Jeffrey Sklar, M.D., Ph.D.	53	Professor of Pathology, Harvard Medical School(2)	1997	2002
Gregory J. Duman	45	Executive Vice President and Chief Financial Officer of the Company(3)	2000	2003
Roland J. Santoni	59	Professor of Law, Creighton University	2000	2003

(1)
From 1997 to 2000, Mr. Dwyer was an executive officer of the Company. From 1966 to 1994, Mr. Dwyer was the President of Sasco, Inc.

(2)
Dr. Sklar is a director of Dianon Systems, Inc.

(3)
From 2000 to 2001, Mr. Duman was Chief Financial Officer of Artios, Inc. From 1983 to 2000, Mr. Duman served in several capacities including Chief Financial Officer and Executive Vice President of Transaction Systems Architects. Mr. Duman is a director of Transaction Systems Architects and Digital Courier Technologies, Inc.

Information regarding our other executive officers is found in our Form 10-K that is part of the Annual Report to Stockholders that accompanies this Proxy Statement.

    The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings and by the actions of its committees. During the year ended December 31, 2000, the Board of Directors held six meetings and acted by written consent in lieu of a meeting two times. All directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served during 2000.

    The Board of Directors has established and assigned certain responsibilities to an Audit Committee and a Compensation Committee.

    Audit Committee.  The functions performed by the Audit Committee include reviewing periodically with independent auditors the performance of the services for which they are engaged, including reviewing the scope of the annual audit and its results, reviewing the year-end financials and the Annual Report on Form 10-K prior to its filing, reviewing quarterly financial results prior to their release to the public, reviewing the adequacy of our internal accounting controls with management and auditors and reviewing fees charged by our independent auditors. The Audit Committee is required to be composed of directors who are independent of the Company. Through March 29, 2001, members of the Audit Committee were directors Duman, Sklar and Saxena. Effective March 30, 2001, Mr. Duman became an employee of the Company and resigned his position on the Audit Committee. The Audit Committee met four times during fiscal 2000.

    Compensation Committee.  The Compensation Committee reviews and approves our compensation policy, changes in salary levels and bonus payment to our executive officers and other management and determines the timing and terms of awards made pursuant to our stock option plan. The Compensation Committee currently consists of directors Sklar, Dwyer and Saxena. The Compensation Committee acted by written consent in lieu of a meeting seven times during fiscal 2000.

    We do not have a standing nominating committee. Nominations for directors are made by the entire Board of Directors.

Compensation of Directors

    Directors who are also our officers or affiliates are not separately compensated for serving on the Board of Directors other than reimbursement for out-of-pocket expenses related to attendance at board and committee meetings. These directors are paid an annual retainer of $12,000. In addition, they receive a fee of $1,200 for attending meetings in person, or $600 for participating in a meeting by teleconference, as well as reimbursement for out-of-pocket expenses related to attendance at board and committee meetings.

    Our non-employee and non-affiliated directors are issued options to purchase 15,000 shares of common stock under our stock option plan upon initial appointment to the board. These options vest at the rate of 20% per year of service on the board. Additional grants will be made from time to time so that each non-employee director holds 15,000 unvested options at any time. All options granted to non-employee directors have exercise prices that represented the fair market value of our stock on the grant date. Exercise prices on outstanding options granted to our non-employee directors range from $5.00 to $13.00 per share.

ITEM 2: RATIFICATION OF APPOINTMENT OF AUDITOR

    The Board of Directors has appointed Deloitte & Touche LLP ("Deloitte") to be our independent auditors for 2001. We are asking our stockholders to ratify the appointment of Deloitte. In recommending the appointment of Deloitte to be our independent auditors, our audit committee considered whether the provision of the services by Deloitte described below under the headings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining Deloitte's independence from the Company and our management.

Audit Fees

    The aggregate fees billed by Deloitte or its respective affiliates for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $108,000.

Financial Information Systems Design and Implementation Fees

    The aggregate fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000, were approximately $7,500.

All Other Fees

    The aggregate fees billed by Deloitte or its respective affiliates for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000, were approximately $497,000. These fees were primarily associated with the services rendered to the Company during the process leading to the filing of the Registration Statement on Form S-1 and the Company's Initial Public Offering.

    The ratification of the appointment of auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR FISCAL 2001.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

ITEM 3: ADOPTION OF THIRD AMENDED AND RESTATED
1997 STOCK OPTION PLAN

    The Board of Directors has adopted, and is recommending to the stockholders that they approve a Third Amended and Restated 1997 Stock Option Plan (the "Amended Plan"). The Amended Plan would increase the maximum number of shares of Common Stock which may be issued pursuant to options under the current version of the Amended and Restated 1997 Stock Option Plan (the "Current Plan") from 6,000,000 to 7,000,000. In all other respects, the Amended Plan will operate in the same manner as the Current Plan. The Company has issued and outstanding options under the Current Plan to acquire a total of 3,987,281 shares of Common Stock as of March 26, 2001. The Board of Directors believes that it is in the best interest of the Company to use awards of stock options in order to attract and retain qualified officers and employees and to align the interests of such persons with those of the Company and its stockholders. The Board of Directors believes that the increase in the number of available options is justified at this time to ensure that a sufficient number of options are available under the Amended Plan as they are needed in the future. The Amended Plan does not alter the considerations of the Compensation Committee with respect to grants under the Current Plan. Because the awards of options are completely within the discretion of the Compensation Committee, it is not possible to determine at this time the awards that may be made to employees, advisors or directors.

    The approval of the adoption of the Amended Plan requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE THIRD AMENDED AND RESTATED 1997 STOCK OPTION PLAN.

ITEM 4: ADOPTION OF THE TRANSGENOMIC, INC. 2001
EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors of the Company has adopted, and is recommending to the stockholders that they approve, the adoption of the Transgenomic, Inc. 2001 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Board of Directors believes that it is in the best interest of the Company to structure an overall employee benefit program to include benefits such as the Stock Purchase Plan to attract and retain employees and to align the interests of such persons with those of the Company and its stockholders. The Stock Purchase Plan has been structured to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. Additionally, the Stock Purchase Plan authorizes the Compensation Committee of the Board of Directors to adopt sub-plans designed to achieve desired tax and other objectives in locations outside the United States. Up to 500,000 shares of Company Common Stock may be issued during the term of the Stock Purchase Plan which is defined as July 1, 2001 through June 30, 2006. Employees will be able to elect participation in the Stock Purchase Plan through payroll deductions. Such deductions will accumulate during the participation periods, defined as calendar quarters. On the first business day of each participation period, each participant will be deemed to have been granted an option to purchase Company stock at 85% of the Fair Market Value of the Company stock as measured by the closing price of the stock on either the first or last business day of the Participation Period, whichever is lower. The number of shares to be purchased under the option is based upon the participants elected withholding amount. At the end of each participation period such option is automatically exercised. The Stock Purchase Plan is attached as Exhibit A.

    The approval of the adoption of the Stock Purchase Plan requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE TRANSGENOMIC, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

    The following table sets forth information regarding the annual and long-term compensation paid by us to our Chief Executive Officer and our other four highest paid executive officers for services rendered during the three years ended December 31, 2000, 1999 and 1998.

Summary Compensation Table

Long-Term Compensation
Awards
Annual Compensation
					(f) Restricted Stock Award(s) ($)	(g) Securities Underlying Options/ SARs (#)	Payouts
(e) Other Annual Compensation(1) ($)
(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)				(h) LTIP Payouts(2) ($)	(i) All Other Compensation(3) ($)
Collin J. D'Silva President and Chief Executive Officer	2000 1999 1998	132,425 132,400 137,413	— — —	— — —	— — —	— — —	— — —	3,973 19,219 9,199
William Walker Vice President of Intellectual Property	2000 1999 1998	200,774 201,466 23,254	— — —	— — —	— — —	— — 100,000	— — —	7,743 14,591 —
Kraig McKee(4) Former Vice President of United States Sales	2000 1999 1998	160,155 63,641 —	15,000 20,000 —	— — —	— — —	20,000 20,000 —	— — —	6,646 7,215 —
John E. Doyle Executive Vice President of Emerging Markets	2000 1999 1998	150,843 150,645 135,701	— 4,000 9,600	— — —	— — —	25,000 — 75,000	— — —	4,500 18,321 4,319
William P. Rasmussen(5) Former Chief Financial Officer	2000 1999 1998	124,836 86,532 47,627	— — —	— — —	— — —	60,000 — 50,000	— — —	1,575 3,936 2,500

(1)
No disclosure is required in this column pursuant to applicable Securities and Exchange Commission Regulations, as the aggregate value of items covered by this column does not exceed the lesser of $50,000 or 10% of the annual salary and bonus shown for each respective executive officer named.

(2)
The Company does not have a long-term incentive plan as defined in Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

(3)
These amounts consist of accrued vacation to be taken in the future or paid in cash upon termination of employment, 401(k) Company matching contributions and auto allowances, as applicable.

(4)
Mr. McKee resigned from the Company on November 20, 2000.

(5)
Mr. Gregory Duman was appointed Chief Financial Officer by the Board of Directors effective April 12, 2001. Mr. Rasmussen remains with the Company in a Business Development capacity.

Options/SAR Grants in Last Fiscal Year

    The Compensation Committee may grant either qualified or non-qualified stock options to the directors, officers and employees of the Company under the our stock option plan. The following table shows the options granted during fiscal 2000 to those executive officers of the Company whose compensation is reported in the Summary Compensation Table.

					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	(b) Number of Securities Underlying Options/SARs Granted (#)(1)	(c) % of Total Options/SARs Granted to Employees in Fiscal Year
			(d) Exercise or Base Price ($/Sh)
				(e) Expiration Date
(a) Name					(f) 5%($)	(g) 10%($)
John E. Doyle	25,000	2.2%	$6.375	12/26/2010	$100,230	$254,003
Kraig McKee	20,000	1.8%	$13.000	11/20/2000	—	—
William P. Rasmussen	50,000	4.4%	$13.000	3/31/2010	$408,782	$1,035,933
	10,000	0.9%	$6.375	12/26/2010	$40,092	$101,601

(1)
The exercise price of all options granted during fiscal 2000 is equal to the fair market value of our common stock on the date of grant. Each option expires ten years from the date of grant. No stock appreciation rights (SARs) may be granted under our stock option plan.

(2)
The dollar amounts set forth under these columns are the result of calculations of assumed appreciation in the price of our common stock at these annual rates from the respective dates of the grant to the respective expiration dates of the options. These assumptions are not intended to forecast future price appreciation of our common stock. The market price of our common stock may increase or decrease in value over the time period set forth above.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

    No options were exercised during fiscal 2000 by any executive officer of the Company whose compensation is reported in the Summary Compensation Table. The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of fiscal 2000 held by those officers.

(a) Name	(b) Shares Acquired on Exercise(#)	(c) Value Realized ($)(1)	(d) Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(#) Exercisable/ Unexercisable	(e) Value of Unexercised In-the-Money Options/SARs at Fiscal Year End($)(1) Exercisable/ Unexercisable
Collin J. D'Silva	—	—	—	—
William Walker	—	—	50,000 / 50,000	$275,000 / $275,000
Kraig McKee	—	—	4,000 / —	$ 22,000 / —
John E. Doyle	—	—	45,000 / 55,000	$247,500 / $268,125
William P. Rasmussen	—	—	75,000 / 35,000	$261,250 / $ 55,000

(1)
Based on the difference between the closing sale price of the Common Stock on December 31, 2000 and the related option exercise price.

Stock Option and Other Compensation Plans

    Stock Option Plan.  Our 1997 Stock Option Plan allows us to grant options to our employees, directors and advisors which give them the right to buy our common stock at a fixed price, even if the market value of our stock goes up. Our stock option plan is administered by the compensation committee of our Board of Directors and it has the sole authority to set the number, exercise price, term and vesting provisions of the options granted under the plan. Under the terms of the plan, the exercise price of an incentive stock option, as defined under the Internal Revenue Code of 1986, as amended, cannot be less than the fair market value of our common stock on the date the option is granted. In general, options will expire if not exercised within ten years from the date they are granted. The committee may also require that an option holder remain employed by us for a specified period of time before an option may be exercised. These "vesting" provisions are established on an individual basis by the committee. The committee will also decide whether options will be nonqualified options or structured to be qualified options for U.S. income tax purposes. Either incentive or nonqualified stock options may be granted to employees, but only nonqualified stock options may be granted to our non-employee directors and advisors. Options for a maximum of 6,000,000 shares may be granted under the plan. The Board of Directors has adopted an amendment to the plan, subject to stockholder approval, increasing the shares that may be granted to 7,000,000 as described in Item 3. Outstanding options for a total of 3,987,281 shares of our common stock are outstanding at the record date, of which 2,341,871 may be exercised at this time. Outstanding options have exercise prices ranging from $5.00 to $13.00 per share.

    Under the terms of our stock option plan any options not vested will become immediately vested if the option holder dies, becomes permanently disabled or retires. If an option holder voluntarily resigns, any options not vested as of the date of resignation will terminate and all rights will cease, unless the compensation committee determines otherwise. In the event an option holder's employment, board membership or status as an advisor is terminated for cause, the option holder's right to exercise an option, whether or not vested, will immediately terminate and all rights will cease, unless the compensation committee determines otherwise.

    Employee Savings Plan.  We have established an employee savings plan that is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. This plan allows for voluntary contributions up to statutory maximums by eligible employees. We match a specific proportion of these contributions, subject to limitations imposed by law. We may make additional contributions to the savings plan on behalf of our employees if our Board of Directors decides to do so. During the years ended December 31, 1998, 1999 and 2000, we contributed $117,923, $174,973 and $219,683 to the savings plan on behalf of our employees.

    Employee Stock Purchase Plan.  The Board of Directors has adopted the Transgenomic, Inc. 2001 Employee Stock Purchase Plan, as described in Item 4, subject to stockholder approval.

Employment Agreements

    We have entered into employment agreements with our Chief Executive Officer, Collin J. D'Silva and our Executive Vice President and Chief Financial Officer, Gregory J. Duman. The employment agreements require our executives to devote their full time to our business activities, provided that they may serve as directors of or consultants to other companies that do not compete with us and for nonprofit corporations, civic organizations, professional groups and similar entities. Our executives are not allowed to compete with us during the term of their employment and for a year after they are no longer our employee. Each agreement contains provisions under which our executive officers have agreed to maintain the confidentiality of information concerning us and which prohibits them from disclosing confidential information about our business to people outside of the company except for proper business purposes.

    The employment agreement with Mr. D'Silva has an initial term of four years and may be extended unless we or Mr. D'Silva, as the case may be, give notice of an intention not to renew. The employment agreement with Mr. Duman has an initial term of three years. If one of our officers is terminated for reasons other than an act of serious misconduct, the officer will be entitled to severance pay in an amount equal to his then current base salary for an amount equal to twelve months' salary.

Report of the Compensation Committee On Executive Compensation

    Executive Officer Compensation.  The Compensation Committee consists only of directors who are not officers or employees of the Company. The Compensation Committee endeavors to establish total compensation packages for the executive officers of the Company that fairly reflect the value of their services to the Company and that will permit the Company to attract and retain high quality individuals in its key executive positions, taking into consideration both the prevailing competitive job market and the current size and expected growth of the Company.

    Executive officer compensation contains three principal components: (i) a base salary, (ii) a cash bonus and (iii) grants of options to purchase Common Stock under the Company's stock option plan. The base salaries for Collin D'Silva and Gregory Duman are set forth in their employment agreements and are subject to annual increases as recommended by the Compensation Committee. The base salaries of other officers are determined as a function of their prior base salaries and the Compensation Committee's view of base salary levels for executive officers with comparable positions and responsibilities in other companies and are not a function of any specific performance criteria. The Compensation Committee periodically compares base salaries paid to its executive officers with those paid by other public companies engaged in similar industries and that generate revenues in the same range as the Company. These companies are not necessarily the same companies that are included in the peer group index used in the Performance Graph included in this Proxy Statement. In general, the Compensation Committee determined that the base salaries paid to the Company's executive officers fell within an appropriate range of base salaries paid by such comparable companies.

    The bonus portion of executive officer compensation is based upon the performance goals established by the Compensation Committee and approved by the Board of Directors. In addition, the Compensation Committee may award additional bonus amounts on a discretionary basis if the Compensation Committee deems it to be appropriate based upon its assessment of an executive's individual performance and the overall performance of the Company with respect to stockholder value, stock price, sales growth and net income.

    Because ownership of the Company's common stock serves to align the economic interests of its executive officers with those of its stockholders, executive officers who, in the opinion of the Compensation Committee, contribute to the growth, development and financial success of the Company may be awarded options to purchase common stock under the Company's stock option plan. Any grant of options to purchase common stock must be made with an exercise price no less than the closing sale price of the common stock on the date of grant. Therefore, the compensation value of these stock options is directly related to the long-term performance of the Company as measured by its future return to stockholders. The amount of stock option awards granted to executive officers are also determined on a discretionary basis by the Compensation Committee considering the same criteria used to award cash bonuses.

    Compliance With Section 162(m) of the Internal Revenue Code.  The current tax law imposes an annual, individual limit of $1 million on the deductibility of the Company's compensation payments to the Chief Executive Officer and to the four most highly compensated executive officers other than the Chief Executive Officer. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Compensation Committee is determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company's executive officers.

    Compensation of Chief Executive Officer.  Collin D'Silva's base salary is set by his employment agreement and is subject to annual increases as recommended by the Compensation Committee. It is the view of the Compensation Committee, based upon its periodic review of base salaries paid to chief executive officers of similarly situated companies, that Mr. D'Silva's base salary is reasonable and within an appropriate range paid by such other companies. Notwithstanding Mr. D'Silva's efforts during 2000 in connection with the significant increase in the Company's life sciences revenues, the divestiture of the assets from its non-life sciences product lines and the successful completion of its initial public offering, Mr. D'Silva was not awarded a cash bonus during fiscal 2000 and he was not awarded any stock options under the Company's stock option plan.

Jeffrey Sklar, M.D., Ph.D. Stephen F. Dwyer Parag Saxena

Compensation Committee Interlocks and Insider Participation

    There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

Certain Relationships and Related Transactions

    On May 19, 2000, we sold the assets related to our non-life sciences instrument product line to SD Acquisition, Inc., a company controlled by Stephen F. Dwyer, a director and a principal stockholder of ours. These assets consisted of inventory, property, plant and equipment, patents, other intellectual property rights and a lease deposit, with an aggregate book value, net of $98,000 of accrued liabilities, of approximately $4.87 million. These assets were sold for a total adjusted purchase price of $5.65 million plus reimbursement by the buyer of approximately $400,000 of expenses paid by us since March 31, 2000, in connection with this product line. Approximately $3.65 million was paid in cash at the closing and $2.0 million was paid with an interest-bearing promissory note due on December 30, 2000.

    The purchaser financed the cash portion of the purchase price for these assets plus initial working capital needs with borrowings of approximately $4.6 million obtained from a bank. We acquired the notes evidencing these loans from the bank upon closing of our initial public offering by paying it an amount equal to the entire principal balance of the loans plus accrued and unpaid interest. These acquired notes were consolidated with the original $2.0 million note. All of the principal and accrued interest on this consolidated note was repaid prior to maturity. On December 29, 2000, we repurchased 261,904 shares of our common stock from Mr. Dwyer for $10.50 per share, which was the closing price for our common stock on that day, for an aggregate purchase price of $2.75 million. Mr. Dwyer used the proceeds from this sale to partially prepay the principal and interest on the consolidated note.

    Since early 1999, we had discussions with potential purchasers of the assets relating to our non-life sciences product line, each of which was unaffiliated with us. In some cases, our management approached companies that we identified as potential purchasers of these assets based on the nature of their existing businesses. In other cases these discussions were unsolicited. Based on our knowledge of the industry, our management believes that we contacted the most likely buyers of these assets. As a result, we did not engage any business brokers or finders, nor did we use any advertising to locate a buyer for these assets.

    These discussions resulted in a single offer, other than Mr. Dwyer's. This offer specified a total purchase price of $4.0 million and would have required us to assume employee severance and other windup costs. Since this was an arm's-length offer, we believe that it represented a fair market valuation of these assets. In addition, we considered the book value of these assets to be a reasonable approximation of their fair market value. Therefore, we did not obtain an independent appraisal of these assets. The purchase price and other terms of the transaction were determined through negotiation between us and Mr. Dwyer and was approved by our disinterested directors.

    We have acquired and expect to continue to acquire peripheral components of our WAVE System, such as the autosampler, from SD Acquisition Inc., although we have no agreement to do so. All components will be acquired at market prices. We may purchase any or all of these components from other suppliers. Mr. Dwyer will act as a consultant to us until June 2001. We will pay Mr. Dwyer a retainer of $70,000 for serving in this capacity.

    On February 10, 2000, we borrowed $204,190 from Stephen F. Dwyer. We delivered an unsecured promissory note for this loan which bears interest at a rate of 9.75% per annum and was repaid on August 10, 2000.

    Collin J. D'Silva, Stephen F. Dwyer and Douglas T. Gjerde were partners of CT Partners, an Iowa general partnership, along with various other individuals, some of whom are relatives of Mr. D'Silva and Mr. Dwyer. Mr. D'Silva, Mr. Dwyer and Dr. Gjerde held partnership interests of 28.6%, 23.8% and 4.8%, respectively, in CT Partners. In 1997, our predecessor company agreed to provide CT Partners with research and development services to assist CT Partners in the development of miniature solid-state optical spectrometry technology to which it held the rights. Our predecessor company was entitled to a fee for these services and for reimbursement of its expenses. In addition, our predecessor company entered into a royalty agreement with CT Partners under which it received an exclusive license to manufacture and market this technology and agreed to pay CT Partners a royalty of up to $6.5 million based on the sales of products employing this technology. On June 3, 1999, we acquired the rights to this technology from CT Partners for a purchase price of $2.0 million. The purchase price was offset by the cancellation of principal and interest due on promissory notes given to us by CT Partners in payment of the fees and expense reimbursements owed to us by it. Principal and interest on these notes plus additional accrued expenses was approximately $1.1 million. The sale price was based on the present value of anticipated future net income from the sale of products associated with the technology. While we believe the terms of this transaction represent the fair value of the acquired technology, neither we nor CT Partners obtained an independent valuation of the technology or took any other steps to determine what an unaffiliated party would have paid for this technology. The royalty agreement was cancelled as a result of the sale of the technology rights by CT Partners to us. We sold the rights to this technology in connection with the sale of assets related to the non-life sciences instrument product line described above.

Report of the Audit Committee

    Through March 29, 2001, the Audit Committee was comprised of Gregory Duman, Jeffrey Sklar M.D., PhD, and Parag Saxena, each of which is an independent director of the Company under the rules adopted by the Nasdaq Stock Exchange. Effective March 30, 2001, Mr. Duman became an employee of the Company and resigned his position on the Audit Committee. The Audit Committee operates under a written charter which is attached as Exhibit B to this Proxy Statement.

    The Company's management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of internal controls and processes for that purpose. Deloitte & Touche LLP ("Deloitte") acts as the Company's independent auditors and they are responsible for conducting an independent audit of the Company's annual financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

    The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management of the Company and with representatives of Deloitte. As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allow it to prepare financial statements that fairly present the Company's financial position and results of its operations. Our discussions with Deloitte also included the matters required by Statement on Auditing Standard No. 61 (Communications with Audit Committees).

    In addition, the Audit Committee reviewed the independence of Deloitte. We received written disclosures and a letter from Deloitte regarding its independence as required by Independent Standards Board Standard No. 1 and this information was discussed with Deloitte.

    Based on the foregoing, the Audit Committee has recommended to the full board of directors that the audited financial statements of the Company for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

Gregory J. Duman Jeffrey Sklar, M.D., Ph.D. Parag Saxena

Company Performance

    In accordance with SEC rules, the following table shows a line-graph presentation comparing cumulative, total stockholder returns with a broad equity market index and an index of peer companies selected by us for the period commencing July 18, 2000, the date on which our stock began public trading, and ending December 31, 2000. We have selected the Nasdaq Market Index for the broad equity market index and the Peer Group Index consisting of the following companies:

Aclara Biosciences, Inc. Argonaut Technologies, Inc Caliper Technologies Corp. Cepheid, Inc. Ciphergen Biosystems Inc. Genomic Solutions, Inc.	Illumina, Inc. Luminex Corporation Orchid BioSciences, Inc. Sequenom, Inc. Variagenics, Inc.

The stock price information shown on the graph below is not necessarily indicative of future price performance.

	July 18, 2000	September 29, 2000	December 29, 2000
Transgenomic, Inc.	$100.00	$94.53	$43.75
Nasdaq Market Index	$100.00	$97.44	$65.17
Peer Group Index	$100.00	$85.69	$41.23

    Assumes $100 invested on July 18, 2000 in Transgenomic's common stock, the Nasdaq Market Index and the Peer Group Index, with reinvestment of dividends.

SUBMISSION OF STOCKHOLDER PROPOSALS

    Pursuant to our Bylaws, stockholder proposals submitted for presentation at the Annual Meeting, including nominations for directors, must have been received by our corporate secretary at the address of our home office no later than 35 days prior to the date of the Annual Meeting. If less than 35 days' notice of the Annual Meeting is given, then stockholder proposals must be received by our corporate secretary no later than seven days after the mailing date of the notice of the Annual Meeting to stockholders. Any stockholder nomination for director must set forth the name, age, address and principal occupation of the person nominated, the number of shares of our common stock owned by the nominee and the nominating stockholder and other information required to be disclosed about the nominee under federal proxy solicitation rules.

    In order to be included in our proxy statement relating to next year's annual meeting, stockholder proposals must be submitted in writing by December 14, 2001 to our corporate secretary at the address of our home office. The inclusion of any such proposal in our proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

    Management does not currently intend to bring any matter before the Annual Meeting other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than the management, intend to present at the meeting. The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by stockholders for consideration at the Annual Meeting.

    We will bear the cost of soliciting proxies for the Annual Meeting. To the extent necessary, proxies may be solicited by our directors, officers and employees, but these persons will not receive any additional compensation for such solicitation. We will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to solicitation by mail, we will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of our common stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

    Our Form 10-K, as filed by the Company with the Securities and Exchange Commission, is included in our Annual Report that is being delivered to our stockholders together with this Proxy Statement. The Form 10-K is not, however, to be considered part of this proxy solicitation material.

By Order of the Board of Directors

Mitchell L. Murphy, Secretary

Omaha, Nebraska
April 12, 2001

EXHIBIT A

TRANSGENOMIC, INC.
2001 EMPLOYEE STOCK PURCHASE PLAN

    Section 1.  PURPOSE.  The purpose of the Transgenomic, Inc. 2001 Employee Stock Purchase Plan (the "Plan") is to provide an opportunity to current employees of Transgenomic,Inc. (the "Company") or any Participating Subsidiary of the Company to purchase its Common Stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees to devote their best efforts to the financial success of the Company. It is intended that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Plan authorizes the grant of Options and issuance of Common Stock which do not qualify under Section 423 of the Code pursuant to sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

    Section 2.  DEFINITIONS.  For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

      2.01.  "BASE PAY" shall mean the monthly pay rate of a salaried Employee or the hourly pay rate of an hourly Employee. Base Pay shall not include payments for overtime, allowances, bonuses and other special payments, commissions and other marketing incentive payments.

      2.02.  "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

      2.03.  "COMMITTEE" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

      2.04.  "COMMON STOCK" shall mean the Class A Common Stock of the Company.

      2.05.  "EMPLOYEE" shall mean any person, including any officer or employee-director of the Company or any Participating Subsidiary of the Company, who is actively and customarily employed for 20 hours or more per week by the Company or a Participating Subsidiary of the Company.

      2.06.  "FAIR MARKET VALUE" shall mean the closing last trade on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system for a share of Common Stock.

      2.07.  "OFFERING" shall have the meaning described in Section 4.01.

      2.08.  "OPTION" shall mean any option to purchase Common Stock granted to an Employee pursuant to this Plan.

      2.09.  "PARTICIPANT" shall mean any Employee that is eligible to participate in the Plan in accordance with Section 3 and who elects to participate in the Plan.

      2.10  "PARTICIPATING SUBSIDIARY OF THE COMPANY" means any Subsidiary of the Company that has been designated by the Board of Directors as eligible to participate in the Plan with respect to its Employees.

      2.11.  "PARTICIPATION PERIOD" shall mean the period beginning on July 1, 2001 and ending on September 30, 2001 and each three-month period thereafter during the term of the Plan. The Plan shall be in effect from July 1, 2001, to June 30, 2006. There shall be twenty Participation Periods during the term of the Plan.

      2.12.  "SUBSIDIARY OF THE COMPANY" means any foreign or U.S. domestic corporation (other than the Company) in an unbroken chain of corporations beginning with the

  Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    Section 3.  ELIGIBILITY AND PARTICIPATION.  The following provisions shall govern the eligibility of Employees to participate in the Plan.

      3.01.  ELIGIBILITY.  Any Employee who shall have completed three months of employment with the Company or any Participating Subsidiary of the Company shall be eligible to participate in the Offering as of the first day of the next Participation Period. The Committee may also determine that a designated group of highly compensated Employees are ineligible to participate in the Plan so long as the excluded category fits within the definition of "highly compensated employee" in Code Section 414(q). The Committee may impose restrictions on eligibility and participation of Employees who are officers or directors to facilitate compliance with federal or state securities laws or foreign laws.

      3.02.  RESTRICTIONS ON PARTICIPATION.  Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option under the Plan:

        (a) if, immediately after such grant, such Employee would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary of the Company, such ownership to be determined by applying the rules of Section 424(d) of the Code and treating stock which the employee may purchase under outstanding options as stock owned by the Employee; or

        (b) which would permit his or her rights to purchase stock under the Plan (and under any other plans of the Company or any Subsidiary of the Company qualifying under Section 423 of the Code) to accrue at a rate which exceeds the lesser of (i) $25,000 or (ii) 10% of the Employee's Base Pay of fair market value of the stock (determined on the basis of the fair market value of the stock at the time such Option is granted) for each calendar year in which such Option is outstanding.

      3.03.  COMMENCEMENT OF PARTICIPATION.  A Participant may elect to participate by executing the enrollment form prescribed for such purpose by the Committee which enrollment form may include an application for an account with the Company's designated broker. The enrollment form shall be filed with the Committee at any time prior to the first day of the next Participation Period. The Participant shall designate on the enrollment form the percentage of his or her Base Pay which he or she elects to have withheld for the purchase of Common Stock, which may be any whole percentage from 1% to 10%. Once enrolled, a Participant will continue to participate in the Plan for each succeeding Participation Period until he or she terminates participation or ceases to qualify as an Employee.

    Section 4.  COMMON STOCK SUBJECT TO THE PLAN.

      4.01.  NUMBER OF SHARES.  The total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate 500,000 shares of Common Stock. The Plan will be implemented by an Offering of shares of Common Stock (the "Offering"). The Offering shall begin on July 1, 2001 and shall terminate on June 30, 2006.

      4.02.  REISSUANCE.  The shares of Common Stock that may be subject to Options granted under this Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock reacquired at any time and now or hereafter held as treasury stock of the Company as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option granted under this Plan. If any shares of Common Stock acquired pursuant to the exercise of an Option shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

    Section 5.  ADMINISTRATION OF THE PLAN.

      5.01.  COMMITTEE.  The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other committee established by the Board of Directors (the "Committee") consisting of no less than two persons. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

      5.02.  INTERPRETATION.  The Committee shall be authorized (i) to interpret the Plan and decide any matters arising thereunder, and (ii) to adopt such rules, regulations and procedures, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of this Plan.

      5.03.  FINALITY.  The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final, conclusive and binding upon all parties.

      5.04.  VOTING BY COMMITTEE MEMBERS.  Only members of the Committee shall vote on any matter affecting the administration of the Plan or the granting of Options under the Plan.

      5.05.  EXPENSES.  All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors or the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

      5.06  NON-U.S. PARTICIPATION.  The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax and withholding procedures which vary with local requirements. With respect to any Participating Subsidiary which employs Participants who reside outside of the United States, and notwithstanding anything herein to the contrary, the Committee may in its sole discretion amend or vary the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives and purpose of the Plan, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions which sub-plans may be designed to be outside the scope of Code Section 423. The provisions of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 4.01, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

    Section 6.  PAYROLL DEDUCTIONS.

      6.01.  AMOUNT OF DEDUCTION.  At the time a Participant files his or her enrollment form authorizing payroll deductions pursuant to Section 3.03, he or she shall elect to have deductions made from his or her Base Pay on each payday during the time he or she is a Participant in the Offering.

      6.02.  PARTICIPANT'S ACCOUNT; NO INTEREST.  All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any separate cash payment into such account. No interest shall accrue on amounts credited to a

  Participant's account under the Plan, regardless of whether or not the funds in such account are ultimately used to acquire shares of Common Stock, unless required under local law.

      6.03.  CHANGES IN PAYROLL DEDUCTIONS.  A Participant may change the rate of payroll deductions, effective for the next Participation Period, by filing a new enrollment form with the Committee at any time prior to the first day of the Participation Period for which such change is to be effective. A Participant may also discontinue his or her participation in the Plan by notifying the Committee in accordance with the procedures established by the Committee for such purpose.

      6.04.  USE OF FUNDS.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions unless required under local law.

    Section 7.  GRANT OF OPTION.

      7.01.  TERMS AND CONDITIONS.  A description of the terms and conditions of the Plan shall be made available to Participants in such form and manner as the Committee shall approve.

      7.02.  NUMBER OF OPTION SHARES.  On the first business day of each Participation Period during the term of the Plan, each Participant shall be deemed to have been granted an Option, subject to the limitations of Section 3.02, to purchase a maximum number of shares of Common Stock during the Participation Period equal to the number obtained by multiplying (i) the percentage of the Employee's Base Pay for that Participation Period which he or she has elected to have withheld pursuant to Section 6.01 by (ii) the Employee's Base Pay for that Participation Period and dividing the resulting product by (iii) 85% of the Fair Market Value of one share of Common Stock of the Company on the first business day or on the last business day of that Participation Period, whichever is lower, provided, however, that in no event shall the total number of shares of Common Stock for which Options are granted exceed the number of shares set forth in Section 4.01. If the total number of shares of Common Stock for which Options would have been granted to Participants pursuant to the preceding sentence would have exceeded the number of shares set forth in Section 4.01 (absent the proviso in the preceding sentence), the Committee shall make a pro rata allocation of the shares of Common Stock available for grant to Participants' Options in such manner as it shall determine, in its sole discretion, to be reasonably practicable, uniform and equitable.

      7.03.  OPTION PRICE.  The Option price per share of the Common Stock subject to an Option shall be 85% of the Fair Market Value of one share of Common Stock on the first business day or on the last business day of the applicable Participation Period, whichever is lower.

      7.04.  INTEREST IN OPTION STOCK.  A Participant shall have no interest in shares of Common Stock covered by his or her Option until such Option has been exercised.

      7.05.  TRANSFERABILITY.  Neither payroll deductions credited to a Participant's account nor Options granted to a Participant shall be transferable other than by will or the laws of descent and distribution and, during a Participant's lifetime, an Option shall be exercisable only by the Participant.

      7.06  TAX WITHHOLDING.  In the event that the Company or any Subsidiary of the Company is required to withhold any Federal, state, local or foreign taxes in respect of any compensation income realized by the Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an Option granted hereunder, the Company or such Subsidiary of the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state, local or foreign taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, such Participant will be required to pay to the Company or such Subsidiary of the Company, or make other arrangements satisfactory to the Company or such Subsidiary of the Company regarding payment to the Company or such Subsidiary of the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be acquired upon exercise of an Option, a number of shares of Common Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

    Section 8.  EXERCISE OF OPTIONS.

      8.01.  AUTOMATIC EXERCISE.  Unless a Participant gives written notice to the Company of withdrawal pursuant to Section 9.01, his or her Option to acquire Common Stock with payroll deductions credited to his or her account for any Participation Period will be deemed to have been exercised automatically on the last business day of the applicable Participation Period for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions credited to his or her account at that time will purchase at the applicable Option price (but not in excess of the number of shares of Common Stock for which Options have been granted to the Employee pursuant to Section 7.02), and any excess credited to his or her account at that time will be carried forward to the next Participation Period.

      8.02.  FRACTIONAL SHARES.  Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be carried over to the next following Participation Period.

      8.03.  DELIVERY OF STOCK.  As soon as reasonably practicable after each Participation Period, the Company will deliver to the Participant's account with the Company's designated broker, in such Participant's name, the shares of Common Stock purchased upon exercise of such Participant's Option. It is a condition of participation in the Plan that each Participant maintain an account with the broker designated by the Company. The Company reserves the right to change its designated broker from time to time in its sole discretion.

    Section 9.  WITHDRAWAL.

      9.01.  IN GENERAL.  A Participant may withdraw payroll deductions credited to his or her account for a Participation Period under the Plan at any time prior to the last business day of such Participation Period by giving written notice to the Committee. As soon as reasonably practicable after receipt by the Committee of his or her notice of withdrawal, the payroll deductions credited to the Participant's account for such Participation Period will be paid to him or her without interest (except to the extent required by local law), and no further payroll deductions will be made from his or her Base Pay for such Participation Period.

      9.02.  CESSATION OF EMPLOYEE STATUS.  In the event a Participant shall cease to be an Employee during a Participation Period for any reason, other than as a result of his or her death, the payroll deductions credited to his or her account for such Participation Period will be returned to him or her without interest (except to the extent required by local law) as soon as reasonably practicable thereafter.

      9.03.  TERMINATION DUE TO DEATH.  In the event a Participant shall cease to be an Employee during a Participation Period by reason of his or her death, his or her legal representative shall have the right to elect, by written notice to the Committee prior to the last business day of the Participation Period:

        (a) to withdraw all of the payroll deductions credited to the Participant's account under the Plan for such Participation Period without interest (except to the extent required by local law), or

        (b) to exercise the Participant's Option for such Participation Period with any excess in the Participant's account after exercise of the Option to be returned to the Participant's legal representative.

      In the event that no such written notice of election is duly and timely received by the Committee, the Participant's legal representative shall automatically be deemed to have elected, pursuant to clause (b) above, to exercise the Participant's Option.

    Section 10.  ADJUSTMENTS.

      10.01.  CHANGES IN CAPITALIZATION.  In the event that the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, effected without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust, subject to any required action by the stockholders of the Company, (i) the number of shares of Common Stock (and the Option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to such adjustments and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Section 4.01 hereof, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

      10.02.  ACQUISITION, MERGER, SALE OF ASSETS, DISSOLUTION OR LIQUIDATION.  Notwithstanding the foregoing, in the event of (i) any offer or proposal to holders of the Company's Common Stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (iii) the dissolution or liquidation of the Company, the Board of Directors may make such adjustment as it deems equitable in respect of outstanding Options (and in respect of the shares of Common Stock for which Options may be granted under the Plan), including, without limitation, the revision, cancellation, or termination of any outstanding Options, or the change, conversion or exchange of the shares of the Company's Common Stock under outstanding Options (and of the shares of the Company's Common Stock for which Options may be granted under the Plan) into or for securities or other property of another corporation. Any such adjustments by the Board of Directors shall be final, conclusive and binding for all purposes of the Plan.

    Section 11.  EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP.  Neither this Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of the Company or any Subsidiary of the Company as the case may be, or limit in any respect the right of the Company or any Subsidiary of the Company to terminate such Participant's employment with the Company or any Subsidiary of the Company, as the case may be, at any time.

    Section 12.  AMENDMENT OF THE PLAN.  The Board of Directors may amend the Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by applicable NASDAQ National Market or stock exchange rules, applicable provisions of the Code, or other applicable laws or regulations.

    Section 13.  TERMINATION OF THE PLAN.  The Board of Directors may terminate the Plan at any time in its sole discretion. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan in any material adverse way without the consent of the affected Participant.

    Section 14.  GOVERNING LAW.  The Plan and any and all Option agreements executed in connection with the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

    Section 15.  NO STRICT CONSTRUCTION.  No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option agreement, any Option granted under the Plan, or any rule, regulation or procedure established by the Committee.

    Section 16.  SUCCESSORS.  This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

    Section 17.  SEVERABILITY.  If any provision of the Plan or an Option agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, and the Plan and such agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

    Section 18.  PLAN PROVISIONS CONTROL.  Except as otherwise provided in Section 5.06, the terms of the Plan govern all Options granted under the Plan, and in no event will any Option be granted under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Option granted under the Plan shall conflict with any term in the Plan as constituted on the grant date of such Option, the term in the Plan as constituted on the grant date of such Option shall control except as otherwise provided in Section 5.06.

    Section 19.  HEADINGS.  The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

    Section 20.  EFFECTIVE DATE OF THE PLAN.  The Plan shall be submitted to the stockholders of the Company for approval and ratification at the next regular or special meeting thereof to be held after January 1, 2001. Unless at such meeting the Plan is approved and ratified by the stockholders of the Company, in the manner provided by the Company's By-Laws, then and in such event, the Plan shall become null and void and of no further force and effect. Subject to the immediately preceding sentence, the Plan shall be effective as of July 1, 2001. The Plan shall continue in effect until June 30, 2006 unless sooner terminated under Section 13.

EXHIBIT B

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF TRANSGENOMIC, INC.

I.  Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors.

  •
  Provide an avenue of communication among the independent auditors, management and the Board of Directors.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, independent special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Effective Date of Audit Committee Charter

    Section IV of this Charter shall become effective at the earlier of (i) the date upon which the Registration Statement filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the sale of the Company's Common Stock shall have been declared effective under the Act or, (ii) January 1, 2001.

III.  Audit Committee Composition and Meetings

    Audit Committee members shall meet the requirements of the National Association of Securities Dealers, Inc. ("NASD"). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent (as defined in Rule 4200(a)(15) of the NASD's listing standards) directors who are not officers of the Company and are, in the view of the Board, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

    If the Company's Board of Directors, under exceptional and limited circumstances, determines in accordance with the requirements of Rule 4310(c)(26)(B)(ii) of the NASD's listing standards, as may be modified or supplemented, to appoint one director to the audit committee who is not independent and who is not a current employee, officer or immediate family member of any employee or officer of the Company, the Audit Committee shall disclose the nature of the relationship that makes that individual not independent and the reasons for the Board's determination in the Company's Annual Proxy Statement.

    Audit Committee members shall be appointed by the Board of Directors in accordance with the Bylaws of the Company, as they may be amended from time to time. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate, which meetings shall be governed by the applicable provisions of the Bylaws of the Company.

The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' review procedures.

IV.  Audit Committee Responsibilities and Duties

  Review Procedures

  1.
  Review and reassess the adequacy of this Charter as least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with regulations of the SEC.

  2.
  Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. [Item 306(a)(1) of Regulation S-K]

  3.
  In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors.

  4.
  Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards ("SAS") 61, as amended. [Item 306(a)(2) of Regulation S-K] The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

  5.
  The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, performance and effectiveness of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  6.
  Approve the audit fees and other significant compensation to be paid to the independent auditors.

  7.
  Consider results of the independent accountant's last peer review, litigation status, and disciplinary actions, if any.

  8.
  On an annual basis, the Committee will ensure a formal statement delineating all relationships between the auditors and the Company is received as required by Independence Standards Board ("ISB") Standard No. 1, as may be modified or supplemented, and will review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. [Item 306(a)(3) of Regulation S-K]

  9.
  Review the independent auditors' audit plan—discuss scope, staffing, locations, reliance upon management and general audit approach.

  10.
  Meet with the independent auditors and financial management of the Company to review the scope of the proposed external audit for the current year. The external audit scope shall include a requirement that the independent auditors inform the Audit Committee of any significant changes in the independent accountant's original audit plan and that the outside accountants conduct a SAS 71 Interim Financial Review prior to the Company's filing of each quarterly report to shareholders (Form 10-Q).

  11.
  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

  12.
  Consider the independent auditors' judgments about the quality, appropriateness and accuracy of the Company's accounting principles as applied in its financial reporting.

  13.
  Review with the independent auditors the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

  14.
  Review with management and the independent auditors at the completion of the annual examination:

  a.
  Any related significant findings and recommendations of the independent auditors together with management's responses thereto.

  b.
  Any significant changes required in the independent auditors' audit plan, any serious difficulties or disputes with management encountered during the course of the audit and their resolution, and other matters related to the conduct of the audit which are to be communicated to the committees under generally accepted auditing standards.

  Legal Compliance

  15.
  On at least an annual basis, review with the Company's counsel any legal or regulatory matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  16.
  Inquire of management and the independent auditors about significant risks or exposures that exist and assess the steps management has taken to minimize such risks and exposures to the companies.

  17.
  Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets. Review a summary of directors and officers' related party transactions and potential conflicts of interest.

  Other Audit Committee Responsibilities

  18.
  Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement. [Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A]

  Such report shall state whether, based on the review required by the SEC, the Audit Committee recommended to the Board that the financial statements be included in annual reports filed with the SEC for the respective fiscal year. [Item 306(a)(4) of Regulation S-K]

  19.
  Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  20.
  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

  21.
  Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

  22.
  Periodically perform self-assessment of Audit Committee performance.

  23.
  Review financial and accounting personnel succession planning within the Company.

TRANSGENOMIC, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 23, 2001
1:00 P.M., Pacific Daylight Time

WESTIN SANTA CLARA
Santa Clara, California

TRANSGENOMIC, INC.	revocable proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRANSGENOMIC, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 23, 2001 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes the Board of Directors of Transgenomic, Inc. (the "Company"), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Westin Santa Clara, Santa Clara, California, on Wednesday, May 23, 2001, at 1:00 P.M., Pacific Daylight Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 23, 2001 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

(continued and to be signed on the reverse hereof).

\*/  Please detach here  \*/

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1.	ELECTION OF DIRECTORS NOMINEES: 01 Collin J. D'Silva 02 Parag Saxena	/ /	FOR the nominees listed for the term to expire in 2004 (except as marked to the contrary below)	/ /	WITHHOLD AUTHORITY to vote for all nominees listed
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	AUDITORS. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for fiscal 2001.	/ /	For	/ /	Against	/ /	Abstain
3.	1997 STOCK OPTION PLAN. To approve the adoption of the Third Amended and Restated 1997 Stock Option Plan.	/ /	For	/ /	Against	/ /	Abstain
4.	2001 EMPLOYEE STOCK PURCHASE PLAN. To approve the adoption of Transgenomic, Inc.'s 2001 Employee Stock Purchase Plan.	/ /	For	/ /	Against	/ /	Abstain
5.	To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other matters which should come before the Annual Meeting.
Address Change? Mark Box / / Indicate Changes below
Dated:	, 2001

Signature(s) in Box
Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

ITEM 1: ELECTION OF DIRECTORS
ITEM 2: RATIFICATION OF APPOINTMENT OF AUDITOR
ITEM 3: ADOPTION OF THIRD AMENDED AND RESTATED 1997 STOCK OPTION PLAN
ITEM 4: ADOPTION OF THE TRANSGENOMIC, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
EXECUTIVE COMPENSATION
Summary Compensation Table
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
TRANSGENOMIC, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF TRANSGENOMIC, INC.